Exhibit 99.1

FOR IMMEDIATE RELEASE
October 20, 2010
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q3 2010
DALLAS — October 20, 2010 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2010.
•	Net income increased 17% on a linked quarter basis and increased 78% from Q3 2009

•	EPS increased 14% on a linked quarter basis and increased 67% for the third quarter of 2010 as compared to the same quarter of 2009

•	Demand deposits grew 7% and total deposits increased 10% on a linked quarter basis and grew 49% and 38%, respectively, from Q3 2009

•	Loans held for investment remained consistent on a linked quarter basis and total loans increased 8% on a linked quarter basis; grew 4% and 22%, respectively, from Q3 2009
“We are pleased to report another good quarter demonstrating strong growth in net revenue, earnings, loans and deposits,” said George Jones, CEO. “Net income of $9.5 million for the quarter is a record for Texas Capital, and achieving that result in a most-challenging economic environment for the banking industry is especially gratifying. The ability to produce good results under difficult conditions affirms our belief that our business model can produce the right combination of growth and returns for our shareholders.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2010	Q3 2009	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$9,531	$5,353	78%
Diluted EPS	$.25	$.15	67%
ROA	.62%	.40%
ROE	7.23%	4.46%
Diluted Shares	37,445	36,304

BALANCE SHEET(1)
Total Assets	$6,344,916	$5,320,401	19%
Demand Deposits	1,195,093	802,692	49%
Total Deposits	5,407,033	3,916,568	38%
Loans Held for Investment	4,483,204	4,290,453	4%
Total Loans	5,882,412	4,840,240	22%
Stockholders’ Equity	515,618	474,044	9%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $9.5 million for the quarter ended September 30, 2010, compared to $5.4 million for the third quarter of 2009. On a fully diluted basis, earnings per common share from continuing operations were $.25 for the three months ended September 30, 2010 compared to $.15 for the same period last year. The discussion below relates only to continuing operations.
Return on average equity was 7.23 percent and return on average assets was .62 percent for the third quarter of 2010, compared to 4.46 percent and .40 percent, respectively, for the third quarter of 2009.
The net interest margin in the third quarter of 2010 was 4.27 percent, a 21 basis point increase from the third quarter of 2009 and a 5 basis point decrease from the second quarter of 2010. The year over year increase is due to the significant reduction in funding costs and our ability to maintain and improve spreads on our loans. On a linked quarter basis, we reported a slight decrease in margin from 4.32% to 4.27%, compared to the significant increases in margin that we reported in the first six months of 2010. Growth in earning assets, including loans held for sale and liquidity assets, produced net spreads for the third quarter of 2010 which were below the net interest margin for the second quarter, thereby reducing net interest margin without an adverse effect on net interest income. Due to changes in rates on mortgage loans, the yield on loans held for sale fell by 27 bps, but the reduction in rate was more than offset by the growth in balances. The decrease in net interest margin was also due to the reduction in the use of borrowed funds at costs which would have been lower than rates paid on increased balances of customer deposits. Additionally, the level of our nonaccrual loans has negatively affected both our margin and net interest income. Net interest income was $62.6 million for the third quarter of 2010, compared to $51.6 million for the third quarter of 2009. The increase was due to an increase in average earning assets of $772.2 million over levels reported in the third quarter of 2009. The increase in average earning assets included a $229.8 million increase in average loans held for investment and a $534.4 million increase in average loans held for sale, offset by a decrease of $80.4 million in average securities.
Average total deposits for the third quarter of 2010 increased by $1.2 billion from the third quarter of 2009 and increased by $427.6 million from the second quarter of 2010. For the same periods, the average balance of demand deposits increased by $378.2 million, or 49 percent, to $1.1 billion from $764.6 million during the third quarter of 2009 and increased $118.4 million, or 12 percent, from the second quarter of 2010.
As a result of the overall economic downturn, we have continued to experience increases in levels of non-performing assets and exposure to credit losses during the third quarter of 2010. Provision for credit losses, valuation allowance and direct write-downs related to other real estate owned (“OREO”) totaled $17.2 million in third quarter of 2010 compared to $15.7 million in the third quarter of 2009 and $15.1 million in the second quarter of 2010. The Company recorded a $13.5 million provision for credit losses in the third quarter of 2010, compared to $13.5 million in the third quarter of 2009 and $14.5 million in the second quarter of 2010. The third quarter provision resulted in an increase in the combined reserve to 1.75 percent of loans held for investment as compared to 1.59 percent at September 30, 2009, and 1.73 percent at the end of the second quarter of 2010. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the third quarter of 2010, net charge-offs were $12.1 million, compared to net charge-offs of $2.0 million in the third quarter of 2009 and net charge-offs of $12.6 million in the second quarter of 2010. Non-accrual loans were $127.1 million, or 2.83 percent, of loans at the end of the third quarter of 2010, compared to $85.3 million, or 1.99 percent of loans at the end of the third quarter of 2009, and $138.2 million, or 3.10 percent of loans at the end of the second quarter of 2010. At September 30, 2010, total OREO was $38.6 million compared to $34.7 million at the end of the third quarter of 2009, and $42.1 million at the end of the second quarter of 2010. The balance of $38.6 million at September 30, 2010 is stated net of a $12.5 million valuation allowance, for which we incurred a non-interest expense of $3.7 million during the third quarter of 2010.

Non-interest income increased $968,000 during the third quarter of 2010, or 14%, compared to the same period of 2009 primarily related to a $1.2 million increase in brokered loan fees. Offsetting this increase was a $499,000 decrease equipment rental income related to a decline in the leased equipment portfolio.
Non-interest expense for the third quarter of 2010 increased $5.5 million, or 15 percent, to $42.6 million from $37.1 million in the third quarter of 2009. The increase is primarily related to a $2.3 million increase in salaries and employee benefits to $21.9 million from $19.6 million, which was primarily due to general business growth. Allowance and other carrying costs for OREO expense increased $1.7 million to $4.1 million related to deteriorating values of assets held in OREO. Of the $4.1 million expense, $3.7 million was related to an increase in the valuation allowance.
Stockholders’ equity increased by 9 percent from $474.0 million at September 30, 2009 to $515.6 million at September 30, 2010. Contributing to the increase was retained net income and proceeds of sales of common stock. During the third quarter of 2010, we sold approximately 2,600 shares of common stock with net proceeds of $45,000 under the discretionary equity issuance program announced in January 2010. The Bank is well capitalized under regulatory guidelines and at September 30, 2010, the Company’s ratio of tangible common equity to total tangible assets was 7.9 percent.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2010	2010	2010	2009	2009

CONSOLIDATED STATEMENT OF INCOME
Interest income	$72,600	$67,472	$64,306	$65,137	$62,197
Interest expense	9,994	9,587	9,078	10,031	10,631

Net interest income	62,606	57,885	55,228	55,106	51,566
Provision for credit losses	13,500	14,500	13,500	10,500	13,500

Net interest income after provision for credit losses	49,106	43,385	41,728	44,606	38,066
Non-interest income	8,101	8,036	6,948	7,811	7,133
Non-interest expense	42,602	39,118	37,186	42,796	37,067

Income from continuing operations before income taxes	14,605	12,303	11,490	9,621	8,132
Income tax expense	5,074	4,187	3,890	3,194	2,779

Income from continuing operations	9,531	8,116	7,600	6,427	5,353
Loss from discontinued operations (after-tax)	(5)	(54)	(55)	(55)	(41)

Net income	9,526	8,062	7,545	6,372	5,312
Preferred stock dividends	—	—	—	—	—

Net income available to common shareholders	$9,526	$8,062	$7,545	$6,372	$5,312

Diluted EPS from continuing operations	$.25	$.22	$.21	$.18	$.15
Diluted EPS	$.25	$.22	$.21	$.18	$.15

Diluted shares	37,444,516	37,486,785	36,783,719	36,311,306	36,303,975

CONSOLIDATED BALANCE SHEET DATA
Total assets	$6,344,916	$5,961,472	$5,499,599	$5,698,318	$5,320,401
Loans held for investment	4,483,204	4,462,830	4,443,456	4,457,293	4,290,453
Loans held for sale	1,399,208	997,150	592,436	693,504	549,787
Securities	202,177	227,029	246,209	266,128	285,869
Demand deposits	1,195,093	1,120,664	994,096	899,492	802,692
Total deposits	5,407,033	4,926,069	4,409,819	4,120,725	3,916,568
Other borrowings	270,628	376,646	452,061	957,029	790,192
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	515,618	514,078	499,996	481,360	474,044

End of period shares outstanding	36,792,030	36,776,836	36,524,313	35,919,524	35,802,068
Book value (excluding securities gains/losses)	$13.84	$13.79	$13.52	$13.23	$13.05
Tangible book value (excluding securities gains/losses)	$13.58	$13.53	$13.25	$12.96	$12.84

SELECTED FINANCIAL RATIOS
From continuing operations:
Net interest margin	4.27%	4.32%	4.43%	4.21%	4.06%
Return on average assets	.62%	.58%	.57%	.47%	.40%
Return on average equity	7.23%	6.33%	6.21%	5.26%	4.46%
Non-interest income to earning assets	.55%	.60%	.55%	.59%	.56%
Efficiency ratio	60.3%	59.3%	59.8%	68.0%	63.1%
Efficiency ratio (excluding ORE valuation/write-down)	55.1%	58.5%	56.7%	59.1%	59.4%
Non-interest expense to earning assets	2.90%	2.91%	2.97%	3.26%	2.91%
From consolidated:
Net interest margin	4.27%	4.32%	4.43%	4.21%	4.06%
Return on average assets	.62%	.57%	.57%	.46%	.40%
Return on average equity	7.23%	6.29%	6.17%	5.21%	4.43%

Tangible common equity to total tangible assets	7.9%	8.4%	8.8%	8.2%	8.7%
Tier 1 capital ratio	10.7%	11.0%	11.3%	10.7%	11.2%
Total capital ratio	11.9%	12.3%	12.5%	12.0%	12.5%
Tier 1 leverage ratio	10.0%	10.7%	11.0%	10.5%	10.8%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30,	September 30,	%
	2010	2009	Change

Assets
Cash and due from banks	$90,354	$60,365	50%
Federal funds sold	13,710	240	N/M
Securities, available-for-sale	202,177	285,869	(29)%
Loans held for sale	1,399,208	549,787	155%
Loans held for sale from discontinued operations	580	589	(2)%
Loans held for investment (net of unearned income)	4,483,204	4,290,453	4%
Less: Allowance for loan losses	75,655	65,818	16%

Loans held for investment, net	4,407,549	4,224,635	4%
Premises and equipment, net	12,461	11,473	9%
Accrued interest receivable and other assets	209,893	180,465	16%
Goodwill and intangibles, net	9,564	7,567	26%

Total assets	$6,345,496	$5,320,990	19%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$1,195,093	$802,692	49%
Interest bearing	3,761,450	2,720,011	38%
Interest bearing in foreign branches	450,490	393,865	14%

Total deposits	5,407,033	3,916,568	38%

Accrued interest payable	2,830	2,516	12%
Other liabilities	35,981	24,264	48%
Federal funds purchased	249,463	616,029	(60)%
Repurchase agreements	18,171	65,422	(72)%
Other borrowings	2,994	108,741	(97)%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	5,829,878	4,846,946	20%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares — 10,000,000
Issued shares	—	—
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 36,792,447 and 35,802,485 at September 30, 2010 and 2009, respectively	368	358	3%
Additional paid-in capital	335,057	324,724	3%
Retained earnings	173,753	142,248	22%
Treasury stock (shares at cost: 417 at September 30, 2010 and 2009)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	6,448	6,722	(4)%

Total stockholders’ equity	515,618	474,044	9%

Total liabilities and stockholders’ equity	$6,345,496	$5,320,990	19%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Interest income
Interest and fees on loans	$70,293	$58,959	$196,797	$167,326
Securities	2,246	3,226	7,463	10,621
Federal funds sold	50	5	92	29
Deposits in other banks	11	7	26	40

Total interest income	72,600	62,197	204,378	178,016
Interest expense
Deposits	8,760	8,916	24,938	29,264
Federal funds purchased	259	586	868	1,944
Repurchase agreements	3	14	9	42
Other borrowings	—	125	48	1,873
Trust preferred subordinated debentures	972	990	2,796	3,308

Total interest expense	9,994	10,631	28,659	36,431

Net interest income	62,606	51,566	175,719	141,585
Provision for credit losses	13,500	13,500	41,500	33,000

Net interest income after provision for credit losses	49,106	38,066	134,219	108,585
Non-interest income
Service charges on deposit accounts	1,662	1,658	4,684	4,797
Trust fee income	1,013	1,000	2,947	2,836
Bank owned life insurance (BOLI) income	455	418	1,407	1,115
Brokered loan fees	3,272	2,120	7,397	6,822
Equipment rental income	792	1,291	3,332	4,200
Other	907	646	3,318	1,679

Total non-interest income	8,101	7,133	23,085	21,449
Non-interest expense
Salaries and employee benefits	21,872	19,569	63,334	53,788
Net occupancy expense	3,128	3,164	9,174	9,305
Leased equipment depreciation	580	1,050	2,674	3,288
Marketing	1,333	705	3,221	1,915
Legal and professional	2,705	3,274	7,953	8,816
Communications and data processing	1,142	935	3,069	2,750
FDIC insurance assessment	2,482	1,452	6,591	6,492
Allowance and other carrying costs for OREO	4,071	2,390	7,171	3,968
Other	5,289	4,528	15,719	12,424

Total non-interest expense	42,602	37,067	118,906	102,746

Income from continuing operations before income taxes	14,605	8,132	38,398	27,288
Income tax expense	5,074	2,779	13,151	9,328

Income from continuing operations	9,531	5,353	25,247	17,960
Loss from discontinued operations (after-tax)	(5)	(41)	(114)	(180)

Net income	9,526	5,312	25,133	17,780
Preferred dividends	—		—	5,383

Net income available to common stockholders	$9,526	$5,312	$25,133	$12,397

Basic earnings per common share:
Income from continuing operations	$.26	$.15	$.69	$.38
Net income	$.26	$.15	$.69	$.37

Diluted earnings per common share:
Income from continuing operations	$.25	$.15	$.68	$.37
Net income	$.25	$.15	$.67	$.37

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
2010	2010	2010	2009	2009

Reserve for loan losses:
Beginning balance	$74,881	$71,705	$67,931	$65,818	$54,286
Loans charged-off:
Commercial	2,384	6,653	7,551	2,098	115
Real estate — construction	6,229	5,789	420	4,051	576
Real estate — term	3,000	—	766	1,971	1,239
Consumer	—	—	—	3	80
Leases	595	218	594	—	72

Total	12,208	12,660	9,331	8,123	2,082
Recoveries:
Commercial	76	30	23	34	21
Real estate — construction	1	—	—	6	—
Real estate — term	7	22	8	53	—
Consumer	2	—	—	7	16
Leases	8	55	20	34	20

Total recoveries	94	107	51	134	57

Net charge-offs	12,114	12,553	9,280	7,989	2,025
Provision for loan losses	12,888	15,729	13,054	10,102	13,557

Ending balance	$75,655	$74,881	$71,705	$67,931	$65,818

Reserve for off-balance sheet credit losses:
Beginning balance	$2,165	$3,394	$2,948	$2,550	$2,607
Provision (benefit) for off-balance sheet credit losses	612	(1,229)	446	398	(57)

Ending balance	$2,777	$2,165	$3,394	$2,948	$2,550

Total reserves for credit losses	$78,432	$77,046	$75,099	$70,879	$68,368

Total provision for credit losses	$13,500	$14,500	$13,500	$10,500	$13,500

Reserve to loans held for investment(2)	1.69%	1.68%	1.61%	1.52%	1.53%
Reserve to average loans held for investment(2)	1.68%	1.68%	1.63%	1.55%	1.54%
Net charge-offs to average loans(1)(2)	1.07%	1.13%	.85%	.72%	.19%
Net charge-offs to average loans for last twelve months(1)(2)	.95%	.73%	.61%	.46%	.41%
Total provision for credit losses to average loans(1)(2)	1.19%	1.30%	1.24%	.95%	1.26%
Combined reserves for credit losses to loans held for investment(2)	1.75%	1.73%	1.69%	1.59%	1.59%

Non-performing assets (NPAs): (4)
Non-accrual loans	$127,054	$138,236	$115,926	$95,625	$85,270
Other real estate owned (OREO) (5)	38,646	42,077	28,865	27,264	34,671

Total	$165,700	$180,313	$144,791	$122,889	$119,941

Non-accrual loans to loans(2)	2.83%	3.10%	2.61%	2.15%	1.99%
Total NPAs to loans plus OREO(2)	3.66%	4.00%	3.24%	2.74%	2.77%
Reserve for loan losses to non-accrual loans	.6	x	.5	x	.6	x	.7	x	.8	x

Restructured loans(6)	$—	$—	$10,700	$—	$—
Loans past due 90 days and still accruing(3)	$2,428	$13,962	$2,390	$6,081	$7,569

Loans past due 90 days to loans(2)	.05%	.31%	.05%	.14%	.18%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At September 30, 2010, loans past due 90 days and still accruing includes premium finance loans of $1.6 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	At September 30, 2010, non-performing assets include $1.6 million of mortgage warehouse loans, which were transferred to the loans held for investment portfolio at lower of cost or market, and some were subsequently moved to OREO.

(5)	At September 30, 2010, OREO balance is net of $12.5 million valuation allowance.

(6)	Loan was restructured in Q1-10 and was still accruing. During Q2-10, conditions related to this credit deteriorated and it is now included in nonaccruals.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2010	2010	2010	2009	2009

Interest income
Interest and fees on loans	$70,293	$64,935	$61,569	$62,174	$58,959
Securities	2,246	2,491	2,726	2,957	3,226
Federal funds sold	50	40	2	2	5
Deposits in other banks	11	6	9	4	7

Total interest income	72,600	67,472	64,306	65,137	62,197
Interest expense
Deposits	8,760	8,420	7,758	8,560	8,916
Federal funds purchased	259	244	365	460	586
Repurchase agreements	3	2	4	11	14
Other borrowings	—	1	47	76	125
Trust preferred subordinated debentures	972	920	904	924	990

Total interest expense	9,994	9,587	9,078	10,031	10,631

Net interest income	62,606	57,885	55,228	55,106	51,566
Provision for credit losses	13,500	14,500	13,500	10,500	13,500

Net interest income after provision for credit losses	49,106	43,385	41,728	44,606	38,066
Non-interest income
Service charges on deposit accounts	1,662	1,539	1,483	1,490	1,658
Trust fee income	1,013	980	954	979	1,000
Bank owned life insurance (BOLI) income	455	481	471	464	418
Brokered loan fees	3,272	2,221	1,904	2,221	2,120
Equipment rental income	792	1,196	1,344	1,357	1,291
Other	907	1,619	792	1,300	646

Total non-interest income	8,101	8,036	6,948	7,811	7,133
Non-interest expense
Salaries and employee benefits	21,872	21,393	20,069	19,631	19,569
Net occupancy expense	3,128	3,032	3,014	2,986	3,164
Leased equipment depreciation	580	1,035	1,059	1,031	1,050
Marketing	1,333	1,101	787	1,119	705
Legal and professional	2,705	3,298	1,950	3,030	3,274
Communications and data processing	1,142	911	1,016	993	935
FDIC insurance assessment	2,482	2,241	1,868	1,972	1,452
Allowance and other carrying costs for OREO	4,071	808	2,292	6,377	2,390
Other	5,289	5,299	5,131	5,657	4,528

Total non-interest expense	42,602	39,118	37,186	42,796	37,067

Income from continuing operations before income taxes	14,605	12,303	11,490	9,621	8,132
Income tax expense	5,074	4,187	3,890	3,194	2,779

Income from continuing operations	9,531	8,116	7,600	6,427	5,353
Loss from discontinued operations (after-tax)	(5)	(54)	(55)	(55)	(41)

Net income	9,526	8,062	7,545	6,372	5,312
Preferred stock dividends	—	—	—	—	—

Net income available to common stockholders	$9,526	$8,062	$7,545	$6,372	$5,312

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	3rd Quarter 2010			2nd Quarter 2010			1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Average	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Balance	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate

Assets
Securities — Taxable	$173,835	$1,890	4.31%	$193,542	$2,126	4.41%	$211,618	$2,341	4.49%	$230,686	$2,560	4.40%	$247,936	$2,813	4.50%
Securities — Non-taxable(2)	38,357	548	5.67%	39,635	562	5.69%	41,654	592	5.76%	42,932	611	5.65%	44,642	635	5.64%
Federal funds sold	107,404	50	0.18%	91,564	40	0.18%	7,471	2	0.11%	5,550	2	0.14%	6,782	5	0.29%
Deposits in other banks	18,766	11	0.23%	12,449	6	0.19%	12,457	9	0.29%	12,916	4	0.12%	12,649	7	0.22%
Loans held for sale	1,074,309	12,760	4.71%	664,474	8,244	4.98%	457,459	5,490	4.87%	601,793	7,286	4.80%	539,889	6,836	5.02%
Loans held for investment	4,493,998	57,533	5.08%	4,459,790	56,691	5.10%	4,413,960	56,079	5.15%	4,384,692	54,888	4.97%	4,264,202	52,123	4.85%
Less reserve for loan losses	74,810	—	—	71,536	—	—	66,726	—	—	68,177	—	—	56,429	—	—

Loans, net of reserve	5,493,497	70,293	5.08%	5,052,728	64,935	5.15%	4,804,693	61,569	5.20%	4,918,308	62,174	5.02%	4,747,662	58,959	4.92%

Total earning assets	5,831,859	72,792	4.95%	5,389,918	67,669	5.04%	5,077,893	64,513	5.15%	5,210,392	65,351	4.98%	5,059,671	62,419	4.89%
Cash and other assets	267,923			261,668			311,128			243,823			245,564

Total assets	$6,099,782			$5,651,586			$5,389,021			$5,454,215			$5,305,235

Liabilities and Stockholders’ Equity
Transaction deposits	$465,370	$189	0.16%	$484,900	$389	0.32%	$365,205	$264	0.29%	$180,767	$85	0.19%	$144,944	$58	0.16%
Savings deposits	2,222,431	4,228	0.75%	2,054,199	4,047	0.79%	1,773,201	3,524	0.81%	1,620,659	3,569	0.87%	1,377,712	3,090	0.89%
Time deposits	955,703	3,044	1.26%	832,973	2,808	1.35%	840,820	2,787	1.34%	1,111,899	3,454	1.23%	1,284,220	4,245	1.31%
Deposits in foreign branches	418,112	1,299	1.23%	380,361	1,176	1.24%	353,803	1,183	1.36%	401,661	1,452	1.43%	404,545	1,523	1.49%

Total interest bearing deposits	4,061,616	8,760	0.86%	3,752,433	8,420	0.90%	3,333,029	7,758	0.94%	3,314,986	8,560	1.02%	3,211,421	8,916	1.10%
Other borrowings	230,043	262	0.45%	222,427	247	0.45%	461,477	416	0.37%	607,731	547	0.36%	724,127	725	0.40%
Trust preferred subordinated debentures	113,406	972	3.40%	113,406	920	3.25%	113,406	904	3.23%	113,406	924	3.23%	113,406	990	3.46%

Total interest bearing liabilities	4,405,065	9,994	0.90%	4,088,266	9,587	0.94%	3,907,912	9,078	0.94%	4,036,123	10,031	0.99%	4,048,954	10,631	1.04%
Demand deposits	1,142,735			1,024,292			956,359			914,266			764,557
Other liabilities	28,997			24,693			28,643			18,787			15,617
Stockholders’ equity	522,985			514,335			496,107			485,039			476,107

Total liabilities and stockholders’ equity	$6,099,782			$5,651,586			$5,389,021			$5,454,215			$5,305,235

Net interest income		$62,798			$58,082			$55,435			$55,320			$51,788
Net interest margin			4.27%			4.32%			4.43%			4.21%			4.06%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.